UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 15, 2011

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, 3M Company issued a press release stating that Patrick D. Campbell, Senior Vice President and Chief Financial Officer, had announced that he would retire May 1, 2011.

The Company also announced the appointment of David W. Meline to Senior Vice President, Finance and Chief Financial Officer, effective April 1, 2011.

Mr. Meline, 53, has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since September 2008. Prior to that, Mr. Meline had served as Vice President and Chief Financial Officer, North America, of General Motors Corporation in Detroit, Michigan from 2007 to 2008, and as Chief Financial Officer, Europe, of General Motors Corporation in Zurich, Switzerland from 2004 to 2007. Mr. Meline first joined General Motors in 1986, and had served in positions of increasing responsibility in GM’s Finance and Treasury organizations in locations including Kenya, Brazil and Korea.

Mr. Meline will continue to serve as the Company’s Chief Accounting Officer.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Meline is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release dated March 15, 2011 is attached as Exhibit 99 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Press Release, dated as of March 15, 2011, of 3M Company (furnished pursuant to Item 7.01 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/	Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: March 15, 2011